Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated August 28, 2026 with respect to the consolidated financial statements of KIKA Technology INC. as of and for the years ended June 30, 2026 and 2025 in this Registration Statement on Form S-4/A5 (Registration No. 333-295118) and the related Prospectus of KIKA Technology INC. filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, TX

August 28, 2026